Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Home Treasure Finders, Inc. and Subsidiary (A Development Stage Company) of our report dated August 4, 2011 relating to our audits of the consolidated financial statements for the years ended December 31, 2010 and 2009, which are included in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
August 4, 2011